Exhibit 99.1

THE NASDAQ STOCK MARKET LISTING QUALIFICATIONS DEPARTMENT 3500 BLACKWELL ROAD ROCKVILLE, MD 20850

Douglas D. McKenney, CFA

Director

Listing Qualifications

The Nasdaq Stock Market, Inc

(301) 978-8011

By Facsimile and Overnight Mail

April 1, 2005

Mr. L. Craig Simmons

Chief Financial Officer

Alico, Inc.

P.O. Box 338

La Belle, FL 33975

Re:	Alico, Inc. (the “Company” or “Alico”)

Nasdaq Symbol: ALCO

Dear Mr. Simmons:

In a Form 8-K dated February 1, 2005, the Company announced that five of its independent directors, Richard C. Ackcrt, William L. Barton, Larry A. Carter, Stephen M. Mulready, and Thomas E. Oakley (the “Independent Directors”)1 had submitted a joint letter of resignation (the “Resignation Letter”) and had also declined to stand for reelection as directors at the annual shareholders meeting. The Independent Directors also constituted all of the members of the Company’s audit, compensation and nomination committees. On February 8, Staff notified the Company that as a result of these resignations it did not comply with the independent director, compensation committee, nomination committee or audit committee requirements for continued inclusion set forth in Marketplace Rules 4350(c)(l)2, 4350(c)(3)3, 4350(c)(4)(A)4 and 4350(d)(2)5 (the “Rules”) respectively. Staff requested that the Company provide a specific plan and timetable to achieve compliance with the Rules and also provide additional information regarding the events leading up to the resignations.

[1]	These five directors represent all of the independent directors as identified by the Company in its Definitive Proxy dated January 21, 2005.

[2]	Marketplace Rule 4350(c)(l) requires each issuer to maintain a majority of the board of directors comprised of independent directors.

[3]	Marketplace Rule 4350(c)(3) requires that compensation of the chief executive officer and all other officers of the company must be determined, or recommended to the Board for determination, either by a majority of independent directors or a compensation committee comprised solely of independent directors.

[4]	Marketplace Rule 4350(c)(4)(A) requires that director nominees must either be selected, or recommended for the Board’s selection, either by a majority of independent directors or a nominations committee comprised solely of independent directors.

[5]	Marketplace Rule 4350(d)(2) provides, in part, that an issuer have an audit committee composed of at least three independent directors.

Mr. L. Craig Simmons

April 1, 2005

On February 23, the Company provided the requested information and submitted a plan of compliance (the “Compliance Plan”). For the reasons discussed below, Staff has determined that the Compliance Plan does not adequately address these concerns and that the Company should be delisted.

Background

According to the Company’s Form 10-K for the fiscal year ended August 31, 2004, in August 2004 Atlantic Blue Trust, Inc. (“ABT”), a privately owned entity and the Company’s largest shareholder owning approximately 48% of Alico stock, requested that the Company consider restructuring. John R. Alexander, Alico’s Chairman and recently appointed Chief Executive Officer was, until March 21, 2005, the Chairman, President and Chief Executive Officer of ABT.6 While ABT did not propose any specific terms of a transaction, it discussed with the Company’s Board the advisability of combining certain of ABT’s assets with Alico’s business in exchange for shares of Alico common stock in an effort to both lower costs and improve joint operations, with Alico remaining a public company. The Company established a Special Committee comprised of the Independent Directors (the “Special Committee”) to analyze a possible restructuring. The Company’s Form 10-K also stated that directors affiliated with ABT or employed by Alico would not participate in the evaluation of a possible restructuring.

According to the Resignation Letter, the Special Committee became concerned that ABT had asked the Company to consider a restructuring transaction, in substantial part, to advance its own interests to the possible detriment of the non-ABT stockholders of the Company. In particular, the Special Committee became concerned by ABT’s insistence, early in the process, on the payment of a special dividend by the Company structured in a manner that would have the effect of further increasing the ABT owners’ shareholdings in the Company in connection with any proposed transaction. Moreover, the Resignation Letter stated that the Special Committee became concerned that certain events, “ ... reflected a disregard by [John R. Alexander] and ABT for the principles of good corporate governance and independent professional management of the Company, which we believed previously existed.”

On February 1, 2005, the same day the Independent Directors resigned, the Company publicly announced that ABT had withdrawn its restructuring request. In addition, in light of the resignations of the Independent Directors, the annual meeting of stockholders, previously scheduled for February 11, 2005, was postponed until such date as a new slate of directors could be proposed.

The Company’s Plan of Compliance

According to the Compliance Plan, immediately following the Independent Director resignations, the four remaining Directors7 determined that Baxter Troutman, a current Alico

[6]	According to the Company’s March 22, 2005 Form 8-K, John R. Alexander resigned as Chairman and CEO and from the Board of ABT, and John D. Alexander (the son of John R. Alexander) was named as the new Chairman and CEO of ABT.

[7]	John R. Alexander, John D. Alexander, Baxter Troutman and Bernard Lester, then Alico’s President and CEO, who subsequently retired on February 28, 2005.

Mr. L. Craig Simmons

April 1, 2005

director, qualified as independent under Marketplace Rule 4200(A)(15) for purposes of a majority independent board and for serving on the Company’s Nominating and Compensation Committees, but not for serving on the Audit Committee. Subsequently, on February 21, 2005, the Board elected Greg Mutz and Lee Caswell8 to serve as Board members. The Company states that Mutz had been an independent member of ABT’s board, a position he resigned immediately prior to his election to the Alico Board. The Board also appointed Messers Mutz and Troutman as the only members of the Company’s Nominating and Compensation Committees. However, as discussed in footnote 10 below, Staff questions Mr. Troutman’s independence. The Company also indicated that it has retained the services of an executive search firm, C.W. Sweet, Incorporated, to assist in seeking qualified candidates to serve as independent directors and audit committee members.9 Finally, at its next annual meeting, to be “scheduled on or around June 15, 2005,” the Company will present the new slate of directors for approval by its shareholders. At that time, the Company expects that it will be in compliance with the majority independent director and audit committee requirements.

Staff’s Concerns

The Company’s Board is currently comprised of five directors. Only one of these directors, (two, if Mr. Troutman is deemed independent)10 may be considered independent pursuant to Nasdaq’s rules. Therefore, nearly 60 days after the Independent Directors resigned, the Company continues to lack a majority independent board. Moreover, the Company has yet to constitute an audit committee. Staff believes that the audit committee’s primary function of overseeing the accounting and financial reporting processes of the Company is a vital component of good corporate governance. A fully independent audit committee is required by Section 301 of the Sarbanes-Oxley Act of 2002 as well as being mandated by Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq’s continued listing requirements. However, according to its Compliance Plan, the Company does not expect to evidence compliance with these requirements until its next annual meeting, scheduled to occur on or around June 15, 2005. Staff also notes that the Company’s Chief Financial Officer has announced his resignation, effective on April 15, 2005. Given this resignation and the nonexistent audit committee, Staff has significant concerns regarding the Company’s internal controls over financial reporting.

It is important to note that Nasdaq’s new corporate governance rules were intended, in large part, to shift the balance of power at listed issuers away from management, by empowering

[8]	Mr. Caswell, according to the Company, is John R. Alexander’s son-in-law, and therefore would not be considered an independent director under Rule 4200(a)(15)(C).

[9]	However, Staff notes that the Company did not announce such engagement until March 11, 2005, or three weeks later.

[10]	Staff is concerned by the Company’s recent determination that Mr. Troutman can be considered independent. Staff notes that even though Mr. Troutman has been a director of the Company since July 2004, the Company has not previously identified him as an independent director. Staff also notes that Mr. Troutman is John R. Alexander’s nephew and that until March 21, 2005 he too was a director of ABT. Staff is further concerned that Mr. Troutman’s role as a director of ABT was not disclosed in Alico’s Definitive Proxy dated January 21, 2005, for the now cancelled February 11, 2005 meeting, or in the Company’s Compliance Plan dated February 23, 2005. As such, while Mr. Troutman may meet Nasdaq’s “bright line” tests for independence, given the circumstances surrounding the resignation of the Independent Directors, as well as the familial and ABT relationship, Staff questions the ability for the Company’s board to reasonably determine, as required by Rule 4200(a)(15), that Mr, Troutman does not have any relationship that would interfere with his exercise of independent judgment. Moreover, the independence determination was made by a board comprised solely of non-independent directors and one which included Mr. Troutman.

Mr. L. Craig Simmons

April 1, 2005

independent directors. This was to be accomplished largely by strengthening the existing requirement for an independent audit committee and adding new requirements for a majority of independent directors and an independent process for nominating new directors and setting executive compensation. Today, the Company fails to comply with any of these requirements including Nasdaq’s Compensation and Nomination Committee requirements as set forth in Marketplace Rules 4350(c)(3) and 4350(c)(4)(A), respectively.

Further, in view of the totality of the circumstances discussed above, Staff believes the Company’s failure to comply with Nasdaq’s corporate governance requirements raises public interest concerns pursuant to Marketplace Rules 4300,11 4330(a)(3)12.

In that regard, and as the SEC has clearly stated, Nasdaq’s primary responsibility is to protect the interests of prospective investors.13 Under these circumstances, to allow the continued listing of the Company would fundamentally contravene the legislative intent behind the adoption of Sarbanes-Oxley and Nasdaq’s own goals in adopting a comprehensive set of new corporate governance listing standards.

In view of the foregoing, Staff has determined that Alico remains noncompliant with Nasdaq’s corporate governance requirements for majority independent directors, compensation committee, nomination committee and audit committee pursuant to Marketplace Rules 4350(c)(l), 4350(c)(3)3 4350(c)(4)(A) and 4350(d)(2), respectively and that such circumstances raise public interest concerns under Marketplace Rules 4300, 4330(a)(3) which serve as an additional basis for delisting. Accordingly the Company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on April 12, 2005.

*            *            *

Marketplace Rule 4815(b) requires that the Company, as promptly as possible but no later than seven calendar days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.14 The Company must provide a copy of this announcement to Nasdaq’s StockWatch Department and Listing Qualifications Hearings Department (the “Hearings Department”) at least 10 minutes prior to

[1][1]	Marketplace Rule 4300 states that Nasdaq “will exercise broad discretionary authority over the initial and continued inclusion of securities in Nasdaq in order to maintain the quality and public confidence in its market. Under such broad discretion and in addition to its authority under Rule 4330(a), Nasdaq may deny initial inclusion or apply additional or more stringent criteria for the initial or continued inclusion of particular securities or suspend or terminate the inclusion of particular securities based on any event, condition, or circumstance which exists or occurs that makes initial or continued inclusion of the securities in Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued inclusion in Nasdaq.”

[12]	Marketplace Rule 4330(a)(3) states that “Nasdaq may, in accordance with Rule 4800 Series, deny inclusion or apply additional or more stringent criteria for initial or continued inclusion of particular securities or suspend or terminate the inclusion of an otherwise qualified security if Nasdaq deems it necessary to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, or to protect investors and the public interest.”

[13]	See, eg., In re Tassaway, Release 34-11291 (March 13, 1975).

[14]	The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

Mr. L. Craig Simmons

April 1, 2005

its public dissemination.15 For your convenience, we have enclosed a list of news services. In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities, even if the Company appeals Staff’s determination to a Listing Qualifications Panel (the “Panel”) as described below.

Please be advised that Marketplace Rule 4815(b) does not relieve the Company of its obligation to disclose Staff’s determination under the federal securities laws. In that regard, Item 3.01 of Form 8-K requires disclosure of the receipt of a delisting notification within four business days.16 Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.17

The Company may appeal Staff’s determination to the Panel, pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series. A hearing request will stay the delisting of the Company’s securities pending the Panel’s decision. Hearing requests should not contain arguments in support of the Company’s position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submissions is $4,000. Please note that the hearing fee is non-refundable and that the check must be made payable to “The Nasdaq Stock Market, Inc.”. The request for a hearing and a copy of the check must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on April 8, 2005. The request must be in writing and faxed, with a copy of the check, to (301) 978-8080, with the original request sent to:

Lanae Holbrook

Chief Counsel

Office of Listing Qualifications Hearings

The Nasdaq Stock Market, Inc.

9600 Blackwell Road, Fifth Floor

Rockville, MD 20850

[15]	This notice should be provided to the attention of Nasdaq’s StockWatch Department (telephone: 301/975-8500; facsimile: 301/978-8510), 9513 Key Wesi Avenue, Rockville, Maryland, 20850, and to Nasdaq’s Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Fifth Floor, Rockville, Maryland 20850.

[16]	See, SEC Release No. 34-49424.

[17]	Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination on (DATE OF RECEIPT OF STAFF DETERMINATION) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, FILING, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) , and dial its securities are, therefore, subject to delisting from (The Nasdaq National/SmallCap Market). The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing.

Mr. L. Craig Simmons

April 1, 2005

The Company must send the enclosed Hearing Fee Payment Form with its payment to:

If by Regular Mail[18]		If by Courier/Overnight
The Nasdaq Stock Market, Inc.		The Nasdaq Stock Market, Inc.
P.O. Box 7777-W9740	or	W9740
Philadelphia, PA 19175-9740		C/O Mellon Bank, Rm 3490
701 Market Street
Philadelphia, PA 19106

Please note that the delisting will be stayed only if the Hearings Department (the Rockville, MD location) receives the Company’s hearing request on or before 4:00 p.m. Eastern Time on April 8, 2005.

If you would like additional information regarding the hearing process, please call the Hearings Department at (301) 978-8203.

Marketplace Rule 4890 prohibits communications relevant to the merits of a proceeding under the Marketplace Rule 4800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Marketplace Rule 4890 will be strictly enforced.

If the Company does not appeal Staff’s determination to the Panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.” The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared.19 Only a market maker, not the Company, may file a Form 211.

While the delisting announcement will be included on the “Daily List,” which is posted and available to subscribers of www.Nasdaqtrader.com at approximately 2:00 p.m. on April 11, 2005, news of the delisting may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD compliant means of communication. Nasdaq strongly recommends that the Company issue a press release announcing the delisting.

If you have any questions, please contact Tom Choe, Senior Analyst, at (301) 978-8027.

Sincerely,

[18]	The P.O. Box address will not accept courier or overnight deliveries.

[19]	Pursuant to Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.

News Services List

Dow Jones News Wire Spot News Harborside Financial Center 800 Plaza Two Jersey City, NJ 07311-1199 (201) 938-5400 (201) 938-5600 FAX	Bloomberg Business News Newsroom P.O. Box 888 Princeton, NJ 08540-0888 (609) 750-4500 (609) 497-6577 FAX	PR Newswire 810 7th Avenue, 35th Floor New York, NY 10019 (800) 832-5522 (800) 793-9313 FAX

Businesswire 40 E. 52nd Street 14th Floor New York, NY 10022 (212) 752-9600 (212)752-9698 FAX	Reuters Corporate News Desk 199 Waters Street, 10th Floor New York, NY 10038 (212) 859-1600 (212) 859-1717 FAX

Hearing Fee Payment Form

Please complete this form legibly and submit it with your payment to the appropriate address below:

Issuer Name:

Issuer Symbol:

Issuer Address:

Remitter Name:
(if not the same as the Issuer)

Check enclosed in the amount of $ Check No.

Please attach your payment to this form and send to:

Regular Mail	or	Courier/Overnight
The Nasdaq Stock Market, Inc. P.O. Box 7777-W9740 Philadelphia, PA 19175-9740		The Nasdaq Stock Market, Inc. W9740 C/O Mellon Bank, Rm 3490 701 Market Street Philadelphia, PA 19106

Please note that the P.O. Box address will not accept courier or overnight deliveries.

LAS & Annual Payment Form

Please complete this form legibly and submit it with your payment to the appropriate address below:

Issuer Name:

Issuer Symbol:

Issuer Address:

Remitter Name:
(if not the same as the Issuer)

Check enclosed in the amount of $ Check No.

Invoice Detail:

Invoice #:	Fee Type:	Amount:

Invoice #:	Fee Type:	Amount:

Invoice #:	Fee Type:	Amount:

Please attach your payment to this form and send to:

Regular Mail	or	Courier/Overnight
The Nasdaq Stock Market, Inc. P.O. Box 7777-W8130 Philadelphia, PA 19175-8130		The Nasdaq Stock Market, Inc. W8130 C/O Mellon Bank, Rm 3490 701 Market Street Philadelphia, PA 19106

Please note that the P.O. Box address will not accept courier or overnight deliveries.